Exhibit 23.6

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of MasTec, Inc. and subsidiaries on Form S-8 (No. 333-22465) of our report dated February 25, 1998, on our audit of the consolidated financial statements of Sistemas e Instalaciones de Telecomunicacion, S.A. (Sintel) and subsidiaries as of December 31, 1997 and for the year then ended, which report is incorporated by reference in this Annual Report on Form 10-K.




ARTHUR ANDERSEN LLP
Madrid, Spain
March 27, 1998